                                     [LOGO]

                                 555 Fifth Avenue
                                New York, NY 10017

                              McGLADREY & PULLEN, LLP
                   --------------------------------------------
                   Certified Public Accountants and Consultants


                         CONSENT OF INDEPENDENT AUDITORS


       We hereby consent to the use of our report dated November 15, 1996, on the financial statements referred to therein, in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A File No. 33-37963 of Retirement System Fund Inc. as filed with the Securities and Exchange Commission.

       We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Counsel and Auditors" and in the Prospectus under the captions "Financial Highlights" and "Counsel and Auditors."


                                         /s/McGladrey & Pullen, LLP

                                          McGladrey & Pullen, LLP


New York, New York
January 22, 1997